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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          STONINGTON ACQUISITION CORP.,

                              GMG ACQUISITION CORP.

                                       and

                          GLOBAL MOTORSPORT GROUP, INC.

                                   dated as of

                                November 8, 1998


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                                TABLE OF CONTENTS

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
ARTICLE I
THE OFFER

SECTION 1.1.          The Offer...................................................................... 2
SECTION 1.2.          Company Actions................................................................ 3
SECTION 1.3.          Directors...................................................................... 4

ARTICLE II
THE MERGER

SECTION 2.1.          The Merger..................................................................... 5
SECTION 2.2.          Effective Time................................................................. 5
SECTION 2.3.          Effects of the Merger.......................................................... 5
SECTION 2.4.          Certificate of Incorporation and By-Laws of the Surviving Corporation.......... 6
SECTION 2.5.          Directors...................................................................... 6
SECTION 2.6.          Officers....................................................................... 6
SECTION 2.7.          Conversion of Common Shares.................................................... 6
SECTION 2.8.          Conversion of Purchaser Common Stock........................................... 6
SECTION 2.9.          Options; Stock Plans........................................................... 7
SECTION 2.10.         Stockholders' Meeting.......................................................... 8
SECTION 2.11          Merger without Meeting of Stockholders......................................... 8

ARTICLE III
DISSENTING SHARES; PAYMENT FOR COMMON SHARES

SECTION 3.1.          Dissenting Shares.............................................................. 8
SECTION 3.2.          Payment for Common Shares...................................................... 9

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.1.          Organization and Qualification; Subsidiaries...................................10
SECTION 4.2.          Capitalization of the Company and its Subsidiaries.............................11
SECTION 4.3.          Authority Relative to This Agreement; Consents and Approvals...................13
SECTION 4.4.          SEC Reports; Financial Statements..............................................13
SECTION 4.5.          Proxy Statement; Offer Documents...............................................14
SECTION 4.6.          Consents and Approvals; No Violations..........................................15
SECTION 4.7.          No Default.....................................................................15
SECTION 4.8.          No Undisclosed Liabilities.....................................................15
SECTION 4.9.          Litigation.....................................................................16
SECTION 4.10.         Compliance with Applicable Law.................................................16

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                                       i

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
SECTION 4.11.         Employee Benefit Matters.......................................................16
SECTION 4.12.         Environmental Laws and Regulations.............................................19
SECTION 4.13.         Rights Agreement...............................................................20
SECTION 4.14.         Brokers........................................................................20
SECTION 4.15.         Absence of Certain Changes.....................................................20
SECTION 4.16.         Taxes..........................................................................20
SECTION 4.17.         Intellectual Property..........................................................22
SECTION 4.18.         Labor Matters..................................................................23
SECTION 4.19.         Opinions of Financial Advisors.................................................24
SECTION 4.20.         Real Property and Lease........................................................24
SECTION 4.21.         Material Contracts.............................................................25
SECTION 4.22.         Certain Business Practices.....................................................26
SECTION 4.23.         Product Liability..............................................................27
SECTION 4.24.         Suppliers and Customers........................................................27
SECTION 4.25.         Accounts Receivable; Inventory.................................................27
SECTION 4.26.         Insurance......................................................................28
SECTION 4.27.         Title and Condition of Properties..............................................28
SECTION 4.28.         Information in Financing Documents.............................................28
SECTION 4.29.         Section 2115...................................................................29
SECTION 4.30.         Affiliated Transactions........................................................29
SECTION 4.31.         Full Disclosure................................................................29
SECTION 4.32.         Year 2000......................................................................29

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PARENT AND THE PURCHASER

SECTION 5.1.          Organization...................................................................30
SECTION 5.2.          Authority Relative to This Agreement...........................................30
SECTION 5.3.          Consents and Approvals; No Violations..........................................30
SECTION 5.4.          Proxy Statement; Schedule 14D-9................................................31
SECTION 5.5.          Financing......................................................................31

ARTICLE VI
COVENANTS

SECTION 6.1.          Conduct of Business of the Company.............................................31
SECTION 6.2.          Acquisition Proposals..........................................................34
SECTION 6.3.          Access to Information..........................................................35
SECTION 6.4.          Additional Agreements; Reasonable Efforts......................................36
SECTION 6.5.          Consents.......................................................................37
SECTION 6.6.          Public Announcements...........................................................37
SECTION 6.7.          Indemnification................................................................37
SECTION 6.8.          Financial Statements...........................................................38
SECTION 6.9.          Employee Benefit Arrangements..................................................38

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                                       ii

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SECTION 6.10.         Notification of Certain Matters................................................38
SECTION 6.11.         Rights Agreement...............................................................39
SECTION 6.12.         State Takeover Laws............................................................39

ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 7.1.          Conditions.....................................................................39

ARTICLE VIII
TERMINATION; AMENDMENTS; WAIVER

SECTION 8.1.          Termination....................................................................40
SECTION 8.2.          Effect of Termination..........................................................41
SECTION 8.3.          Fees and Expenses..............................................................42
SECTION 8.4.          Amendment......................................................................43
SECTION 8.5.          Waiver.........................................................................43

ARTICLE IX
MISCELLANEOUS

SECTION 9.1.          Nonsurvival of Representations and Warranties..................................43
SECTION 9.2.          Entire Agreement; Assignment...................................................43
SECTION 9.3.          Validity.......................................................................43
SECTION 9.4.          Notices........................................................................43
SECTION 9.5.          Governing Law..................................................................44
SECTION 9.6.          Descriptive Headings...........................................................45
SECTION 9.7.          Parties in Interest............................................................45
SECTION 9.8.          Counterparts...................................................................45

ANNEX I               Conditions to the Offer

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                                      iii

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 8, 1998, by and among Stonington Acquisition Corp. ("Parent"), GMG Acquisition Corp., a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent (the "Purchaser"), and Global Motorsport Group, Inc., a Delaware corporation formerly known as Custom Chrome, Inc. (the "Company").

         WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the acquisition of the Company on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, pursuant to this Agreement the Purchaser has agreed to commence a tender offer (the "Offer") to purchase all of the outstanding shares of the Company's common stock, par value $.001 per share ("Common Shares"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 13, 1996, by and between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"), at a price per Share of $19.50 net to the seller in cash (the "Offer Price");

         WHEREAS, the Board of Directors of the Company (the "Company Board") has (i) approved the Offer and (ii) adopted, deemed advisable and approved this Agreement, and is recommending that the Company's stockholders accept the Offer, tender their Common Shares to the Purchaser and approve this Agreement;

         WHEREAS, the respective Boards of Directors of the Purchaser and the Company have approved the merger of the Purchaser with and into the Company as set forth below (the "Merger") in accordance with the General Corporation Law of Delaware (the "GCL") and upon the terms and subject to the conditions set forth in this Agreement, whereby each of the issued and outstanding Common Shares not owned directly or indirectly by Parent, the Purchaser or the Company will be converted into the right to receive $19.50 in cash;

         WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                    THE OFFER

         SECTION 1.1. The Offer.

         (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof and none of the events set forth in Annex I hereto (the "Tender Offer Conditions") shall have occurred, as promptly as practicable but in no event later than the fifth business day from the date of this Agreement, the Purchaser shall, and Parent shall cause the Purchaser to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act")) an offer to purchase all outstanding Common Shares at the Offer Price and shall file all necessary documents with the Securities and Exchange Commission (the "SEC") in connection with the Offer (the "Offer Documents"). The obligation of the Purchaser to accept for payment or pay for any Common Shares tendered pursuant thereto will be subject only to the satisfaction of the Tender Offer Conditions.

         (b) Without the prior written consent of the Company, the Purchaser shall not (i) impose conditions to the Offer in addition to the Tender Offer Conditions, (ii) modify or amend the Tender Offer Conditions or any other term of the Offer in a manner adverse to the holders of Common Shares, (iii) reduce the number of Common Shares subject to the Offer, (iv) reduce the Offer Price,
(v) except as provided in the following sentence, extend the Offer, if all of the Tender Offer Conditions are satisfied or waived, or (vi) change the form of consideration payable in the Offer. Notwithstanding the foregoing, the Purchaser may, without the consent of the Company, extend the Offer at any time, and from time to time, (i) if at the then-scheduled expiration date of the Offer any of the conditions to the Purchaser's obligation to accept for payment and pay for all Common Shares shall not have been satisfied or waived; (ii) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the Offer; or (iii) if all Tender Offer Conditions are satisfied or waived but the number of Common Shares tendered is at least equal to 75%, but less than 90%, of the then-outstanding number of Common Shares, for an aggregate period of not more than 10 business days (for all such extensions) beyond the latest expiration date that would be permitted under clause (i) or
(ii) of this sentence. So long as this Agreement is in effect, the Offer has been commenced and the Tender Offer Conditions have not been satisfied or waived, the Purchaser shall, and Parent shall cause the Purchaser to, cause the Offer not to expire, subject, however, to the Purchaser's and Parent's rights of termination under this Agreement. Parent and the Purchaser shall comply with the obligations respecting prompt payment pursuant to Rule 14e-1(c) under the Exchange Act.

         (c) Parent and the Purchaser represent that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws, and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees to promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of the Company, in each case, as and to the extent required by applicable federal securities laws.

         SECTION 1.2. Company Actions.

         (a) The Company shall file with the SEC and mail to the holders of Common Shares, on the date of the filing by Parent and the Purchaser of the Offer Documents, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") reflecting the recommendation of the Company Board that holders of Common Shares tender their Common Shares pursuant to the Offer, and shall disseminate the
Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act. The
Schedule 14D-9 will set forth, and the Company hereby represents that the Company Board, at a meeting duly called and held, has (i) determined by unanimous vote of its directors that the Offer and the Merger are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved the Offer and adopted this Agreement in accordance with the GCL, (iii) resolved to recommend acceptance of the Offer and approval of this Agreement by the Company's stockholders, and (iv) taken all action necessary to render
Section 203 of the GCL and the Rights inapplicable to the Offer and the Merger; provided, however, that such recommendation and approval may be withdrawn, modified or amended to the extent that the Company Board determines in good faith and on a reasonable basis, after consultation with its outside counsel, that such action is required in the exercise of the Company Board's fiduciary duties under applicable law. The Company further represents that, prior to the execution hereof, Cleary Gull Reiland & McDevitt, Inc., the Company's financial advisor (the "Financial Advisor"), has delivered to the Company Board its written opinion (the "Fairness Opinion"), to the effect that, as of the date of this Agreement, the consideration to be received by the holders of Common Shares (other than Common Shares held by Parent or any of its affiliates, in the treasury of the Company or by any wholly-owned subsidiary of the Company) pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The Company further represents and warrants that it has been authorized by the Financial Advisor to permit, subject to prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of such opinion (or a reference thereto) in the Offer Documents and in the Schedule 14D-9. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board described in this
Section 1.2(a).

         (b) The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws, and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser in writing for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Common Shares, in each case, as and to the extent required by applicable federal securities law.

         (c) In connection with the Offer, the Company will promptly furnish the Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listing containing the names and addresses of the record holders of Common Shares as of the most recent practicable date and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of Common Shares and their addresses, mailing labels and lists of security positions and non-objecting beneficial owner lists) and such other assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the Company's record and beneficial stockholders. Subject to the requirements of applicable law, and except for such steps as are appropriate to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, the Purchaser and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

         SECTION 1.3. Directors.

         (a) Subject to compliance with applicable law, promptly upon the payment by the Purchaser for Common Shares pursuant to the Offer, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares beneficially owned by Parent or its affiliates bears to the total number of Common Shares then outstanding, and the Company shall, upon request of Parent, promptly take all actions necessary to cause Parent's designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors; provided, however, that, prior to the Effective Time (as defined herein), the Company Board shall always have at least two members who are neither officers, directors or designees of the Purchaser or any of its affiliates ("Purchaser Insiders"). If the number of directors who are not Purchaser Insiders is reduced below two prior to the Effective Time, the remaining director who is not a Purchaser Insider shall be entitled to designate a person to fill such vacancy who is not a Purchaser Insider and who shall be a director not deemed to be a Purchaser Insider for all purposes of this Agreement.

         (b) The Company's obligations to appoint Parent's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3, and shall include in the
Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Parent will supply any information with respect to itself, and its officers, directors and affiliates required by such Section and Rule to the Company.

         (c) Following the election or appointment of Parent's designees pursuant to this Section 1.3 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights hereunder will require the concurrence of a majority of the directors of the Company then in office who are not Purchaser Insiders (or, in the case where there are two or fewer directors who are not Purchaser Insiders, the concurrence of one director who is not a Purchaser Insider) if such amendment, termination, extension or waiver would have an adverse effect on the minority stockholders of the Company.


                                   ARTICLE II

                                   THE MERGER

         SECTION 2.1. The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the GCL, at the Effective Time, the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Parent may, upon notice to the Company, modify the structure of the Merger if Parent determines it advisable to do so because of tax or other considerations, and the Company shall promptly enter into any amendment to this Agreement necessary or desirable to accomplish such structure modification, provided that no such amendment shall reduce the Merger Price.

         SECTION 2.2. Effective Time As soon as practicable after the satisfaction of the conditions set forth in Sections 7.1(a) and 7.1(b), but subject to Sections 7.1(c) and 7.1(d), the Company shall execute, in the manner required by the GCL, and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time." Prior to the filing referred to in this Section 2.2, a closing will be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

         SECTION 2.3. Effects of the Merger. The Merger shall have the effects set forth in the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the

Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.4. Certificate of Incorporation and By-Laws of the Surviving Corporation.

         (a) The Certificate of Incorporation of the Purchaser as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

         (b) Subject to the provisions of Section 6.7, the By-Laws of the Purchaser in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable law.

         SECTION 2.5. Directors. Subject to applicable law, the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         SECTION 2.6. Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         SECTION 2.7. Conversion of Common Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) any Common Shares held by Parent, the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company, which Common Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto and (ii) Dissenting Shares (as defined herein)), shall by virtue of the Merger be cancelled and retired and shall be converted into the right to receive pursuant to Section 3.2 $19.50 in cash (the "Merger Price"), payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Common Share.

         SECTION 2.8. Conversion of Purchaser Common Stock. The Purchaser has outstanding 1,000 shares of common stock, par value $.01 per share, all of which shares are entitled to vote with respect to approval and adoption of this Agreement. At the Effective Time, each share of common stock, par value $.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         SECTION 2.9. Options; Stock Plans.

         (a) Prior to the consummation of the Offer, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation, effective at the Effective Time (the "Option Cancellation Time"), of all the outstanding stock options (the "Stock Options") (other than options outstanding under the Company's 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan" and such options being referred to as the "Purchase Plan Options")) heretofore granted under any other stock option or similar plan or agreement of the Company (such other stock option or similar plans or agreements together with the Employee Stock Purchase Plan being collectively referred to herein as the "Stock Plans"). Such cancellation shall occur without any payment therefor except as otherwise provided in this Section 2.9. At the Option Cancellation Time, all Stock Options (whether vested or unvested) which are listed in Section 2.9 of the Company Disclosure Schedule (as defined herein) shall, unless otherwise agreed to by Parent and the holder of such Stock Option, be cancelled (and to the extent formerly so exercisable shall no longer be exercisable) and shall entitle each holder thereof, in cancellation and settlement therefor, to a payment, if any, in cash by the Company (less any applicable withholding taxes), at the Effective Time, equal to the product of (i) the total number of Common Shares subject to such Stock Option (whether vested or unvested) and (ii) the excess, if any, of the Merger Price over the exercise price per Common Share subject to such Stock Option (the "Cash Payments").

         (b) The Company shall take all actions necessary to ensure that: (i) the Offering Period (as defined in the Employee Stock Purchase Plan) applicable to each outstanding Purchase Plan Option is shortened so as to have a New Purchase Date (as defined in the Employee Stock Purchase Plan) that occurs before the date on which the Option Cancellation Time occurs; (ii) no new Offering Period or Purchase Period (each as defined in the Employee Stock Purchase Plan) shall begin from and after the date hereof; and (iii) no holder of a Purchase Plan Option is permitted to increase his or her rate of contributions under the Employee Stock Purchase Plan from and after the date hereof.

         (c) The Company shall take all actions necessary to provide that, effective as of the Option Cancellation Time, (i) each of the Stock Plans shall be terminated, (ii) the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted, and
(iii) no holder of Stock Options or Purchase Plan Options (collectively "Options") will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any Option.

         (d) Except with respect to Stock Options granted under the Company's 1997 Stock Plan and the Company's 1997 Director Option Plan, the Company has the power and authority under the terms of each of the applicable Stock Plans to accomplish each of the matters set forth in this Section 2.9 without the consent of any Option holder. The Company will obtain the consent of each holder of Stock Options issued under the Company's 1997 Stock Plan and the Company's 1997 Director Option Plan.

         SECTION 2.10. Stockholders' Meeting.

         (a) If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:

              (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") to be held as soon as practicable following the acceptance for purchase of and payment for Common Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

              (ii) prepare and file with the SEC a preliminary proxy statement relating to this Agreement, and use reasonable best efforts (A) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as defined herein) and, after consultation with Parent, to respond as soon as practicable any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders at the earliest practicable date following expiration or termination of the Offer, and (B) to obtain the necessary approvals of the Merger and adoption of this Agreement by its stockholders; and

              (iii) include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of the Merger and of this Agreement (except as set forth in the proviso to Section 1.2(a)) and the Fairness Opinion.

         (b) Parent agrees that it will vote, or cause to be voted, all Common Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Merger and of this Agreement.

         SECTION 2.11. Merger without Meeting of Stockholders. Notwithstanding
Section 2.10, in the event that the Purchaser shall acquire at least 90% of the outstanding Common Shares pursuant to the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Common Shares by the Purchaser pursuant to the Offer without a meeting of stockholders of the Company, in accordance with Section 253 of the GCL.


                                   ARTICLE III

                  DISSENTING SHARES; PAYMENT FOR COMMON SHARES

         SECTION 3.1. Dissenting Shares. Notwithstanding Section 2.7, Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded and perfected the right, if any, for appraisal for such Common Shares in accordance with Section 262 of the GCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Price, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Common Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Price. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Common Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, or otherwise negotiate, any such demands.

         SECTION 3.2. Payment for Common Shares.

         (a) Prior to the Effective Time, the Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates that, prior to the Effective Time, represented Common Shares (the "Certificates") entitled to payment of the Merger Price pursuant to Section 2.7. At the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Merger Price to which holders of Common Shares shall be entitled at the Effective Time pursuant to
Section 2.7.

         (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Certificates a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Price in respect thereof. Upon the surrender of each such Certificate, together with a duly executed letter of transmittal and any other required documents, the Paying Agent shall, as soon as practicable, pay the holder of such Certificate the Merger Price multiplied by the number of Common Shares formerly represented by such Certificate, in consideration therefor, and such Certificate shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Common Shares held by Parent or the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company or Dissenting Shares) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate surrendered is registered, it shall be a condition to such right to receive such Merger Price that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer, that the signatures on the Certificate shall be properly guaranteed, and that the person surrendering such Common Shares shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such taxes have been paid or are not applicable. In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall be required to pay the full Merger Price in respect of any Common Shares represented by such Certificate; however, Parent may require the owner of such lost, stolen or destroyed Certificate to execute and deliver to the Paying Agent a form of affidavit claiming such Certificate to be lost, stolen or destroyed in form and substance reasonably satisfactory to Parent, and the posting by such owner of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against Parent or the Paying Agent.

         (c) Promptly following the date which is 180 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions contemplated hereby, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest or dividends thereon. Notwithstanding the foregoing, none of Parent, the Purchaser, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered immediately prior to such date on which any payment pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity (as defined herein), the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

         (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Price relating thereto, as provided in this Article III.

         (e) From and after the Effective Time, the holders of Certificates evidencing ownership of Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Common Shares except as otherwise provided herein or by applicable law. Such holders shall have no rights, after the Effective Time, with respect to such Common Shares except to surrender such Certificates in exchange for cash pursuant to this Agreement or to perfect any rights of appraisal as a holder of Dissenting Shares that such holders may have pursuant to Section 262 of the GCL.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the schedule delivered to the Purchaser prior to the execution of this Agreement setting forth specific exceptions to the Company's and its Subsidiaries' representations and warranties set forth herein (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Purchaser as follows:

         SECTION 4.1. Organization and Qualification; Subsidiaries.

         (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or other power, authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals, would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company has heretofore delivered to the Purchaser accurate and complete copies of the Certificate of Incorporation and By-Laws, as currently in effect, of the Company and each of its Subsidiaries. As used in this Agreement, "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated or domestic or foreign to the United States of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. The term "Company Material Adverse Effect" means any event, change in or effect on the business of the Company or its Subsidiaries, taken as a whole, that is or can reasonably be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities, or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby or to perform its obligations under this Agreement. Section 4.1(a) of the Company Disclosure Schedule sets forth a complete list of the Company's Subsidiaries.

         (b) Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in aggregate, have a Company Material Adverse Effect.

         (c) Except as set forth in Section 4.1(c) of the Company Disclosure Schedule, the Company does not own (i) any equity interest in any corporation or other entity, or (ii) marketable securities where the Company's equity interest in any entity exceeds 5% of the outstanding equity of such entity on the date hereof.

         SECTION 4.2. Capitalization of the Company and its Subsidiaries.

         (a) The authorized capital stock of the Company consists of: 20,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). As of November 6, 1998, 5,182,973 Common Shares were issued and outstanding and no shares of the Preferred Stock were outstanding. All Common Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of November 6, 1998, a total of 999,906 Common Shares are reserved for issuance pursuant to outstanding Options under the Stock Plans, of which (i) 65,320 Common Shares are reserved for issuance pursuant to outstanding Stock Options under the Company's 1991 Stock Option Plan, (ii) 475,032 Common Shares are reserved for issuance pursuant to outstanding Stock Options under the Company's 1995 Stock Option Plan, (iii) 454,554 Common Shares are reserved for issuance pursuant to outstanding Stock Options under the Company's 1997 Stock Option Plan, (iv) 5,000 Common Shares are reserved for issuance pursuant to outstanding Stock Options under the Company's 1997 Director Plan, and (v) assuming that the Option Cancellation Time were to occur on or about November 6, 1999, approximately 1,900 Common Shares would have been issuable upon the exercise of Purchase Plan Options under the Employee Stock Purchase Plan at a price of $12.86 per Common Share. Since November 6, 1998, no shares of the Company's capital stock have been issued other than pursuant to Options already in existence on such date and no Options have been granted. Except as set forth above and except for the Rights to, among other things, purchase Series A Participating Preferred Stock issued pursuant to the Rights Agreement, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or any of its Subsidiaries, and no obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its Subsidiaries or other similar rights (collectively, "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

         (b) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien (as defined herein) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). All such shares have been validly issued, fully paid and nonassessable, and have been issued free of preemptive rights. There are no securities of the Company or any of its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or any of its Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any option, claim, mortgage, lien, pledge, charge, security interest or encumbrance or restrictions of any kind in respect of such asset.

         (c) The Common Shares and the Rights constitute the only class of equity securities of the Company or any of its Subsidiaries registered or required to be registered under the Exchange Act.

         (d) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

         (e) Other than as set forth on Section 4.2(e) of the Company Disclosure Schedule, there is no outstanding material Indebtedness (as defined herein) of the Company or any of its Subsidiaries. Except as set forth in Section 4.2(e) of the Company Disclosure Schedule, no such Indebtedness of the Company or its Subsidiaries contains any restriction upon (i) the prepayment of such Indebtedness, (ii) the incurrence of Indebtedness by the Company or its Subsidiaries, respectively, or (iii) the ability of the Company or its Subsidiaries to grant any Liens on its properties or assets. For purposes of this Agreement, "Indebtedness" shall include (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, but excluding operating leases),
(ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any Lien on any property, and (vi) all guarantee obligations.

         SECTION 4.3. Authority Relative to This Agreement; Consents and Approvals.

         (a) The Company has all the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof (subject to obtaining the necessary approval and adoption of this Agreement and the Merger by the stockholders of the Company). The execution, delivery and performance of this Agreement by the Company and the consummation by them of the transactions contemplated hereby have been duly and validly authorized by the Company Board, and, except for obtaining the approval of the Company's stockholders, no other corporate action or corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each of the Purchaser and Parent, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) The Company Board has duly and validly approved, and taken all corporate actions required to be taken by it for the consummation of, the transactions contemplated hereby, including, but not limited to, all actions required to satisfy the provisions of Section 203(a)(1) of the GCL regarding business combinations with "interested stockholders."

         SECTION 4.4. SEC Reports; Financial Statements.

         (a) Since January 1, 1995 the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder the "Securities Act") and the Exchange Act (any such documents filed prior to the date hereof and the Preliminary Offering Memorandum dated, July 22, 1998, relating to the issuance of Senior Notes and Senior Discount Notes of the Company (except with respect to information relating to Fremont or the transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of June 28, 1998, by and among Fremont, GMS Acquisition Corp. and the Company) (the "Offering Memorandum") being collectively, the "Company SEC Documents"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, and, in the case of the Offering Memorandum, on July 22, 1998, (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness and, in the case of the Offering Memorandum, on July 22, 1998), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form, report or other document with the SEC. The financial statements included in the Company SEC Documents (the "Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iv) fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries as of the times and for the periods referred to therein, except that any such Financial Statements that are unaudited, interim financial statements are subject to normal and recurring year-end adjustments.

         (b) The Company has heretofore delivered to the Purchaser, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the three fiscal years ended January 31, 1996, 1997 and 1998, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1995, and (iii) all other reports (other than Quarterly Reports on Form 10-Q) or registration statements filed by the Company with the SEC since January 1, 1995.

         (c) The Company has heretofore furnished the Purchaser with a complete and correct copy of any amendments or modifications, which have not yet been filed by the Company with the SEC, to all agreements, documents or other instruments which previously had been filed by the Company and are currently in effect.

         SECTION 4.5. Proxy Statement; Offer Documents. The Proxy Statement will comply in all material respects with applicable federal securities laws, except that no representation is made by the Company with respect to information supplied by Parent for inclusion in the Proxy Statement. None of the information supplied by the Company in writing for inclusion in the Offer Documents or provided by the Company in the Schedule 14D-9 will, at the respective times that the Offer Documents and the Schedule 14D-9 are filed with the SEC and are first published or sent or given to holders of Common Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.6. Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is required on the part of the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the applicable requirements of the Exchange Act, (iii) the filing and, if applicable, recordation of the certificate of merger pursuant to the DGCL, or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Company Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (A) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or By-Laws (or similar governing documents) of the Company or of any its Subsidiaries, (B) except as set forth in Section 4.6 of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, other than breaches or defaults under loan agreements resulting from the existence of Indebtedness on the part of the Purchaser, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (B) or
(C) for violations, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 4.7. No Default. None of the Company or any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-laws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, except in the case of clause (ii) or (iii) of this sentence for violations, breaches or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

         SECTION 4.8. No Undisclosed Liabilities. Except as set forth in the Company's unaudited consolidated balance sheet (or the notes thereto) dated as of July 31, 1998 contained in the Company's Form 10-Q for the three-month period ending on July 31, 1998, since July 31, 1998, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would reasonably be expected to have, a Company Material Adverse Effect or that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet, or in the notes thereto, of the Company and its Subsidiaries prepared in accordance with GAAP consistent with past practices, other than in the ordinary course of business and consistent with past practices. Section 4.8 of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other transactions contemplated hereby or thereby.

         SECTION 4.9. Litigation. Except as set forth in Section 4.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against, affecting or involving the Company or any of its Subsidiaries or any of their respective properties or assets before any Governmental Entity. Except as disclosed in Section 4.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree. Reserves reflected on the Financial Statements are adequate for all litigation set forth in Section 4.9 of the Company Disclosure Schedule.

         SECTION 4.10. Compliance with Applicable Law. Except as set forth in
Section 4.10 of the Company Disclosure Schedule, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such Company Permits which would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 4.10 of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Company Material Adverse Effect. Except as set forth in Section
4.10 of the Company Disclosure Schedule, the businesses of the Company and its Subsidiaries are not being, and have not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 4.10 with respect to Environmental Laws (as defined herein) and except for violations or possible violations which individually or in the aggregate will not have a Company Material Adverse Effect. Except as set forth in Section 4.10 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened nor, to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

         SECTION 4.11. Employee Benefit Matters.

         (a) All employee benefit plans and other incentive, compensation or benefit plans, programs, contracts and arrangements covering any current or former employee or director of the Company or any Subsidiary are listed in
Section 4.11 of the Company Disclosure Schedule ("Company Benefit Plans"). True and complete copies of the following items with respect to all Company Benefit Plans have been provided to the Purchaser : (i) each writing constituting a part of such Company Benefit Plan, including without limitation all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS") or comparable determination from any foreign taxing authority, if any. Except as specifically provided in the foregoing documents delivered to Purchaser, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan.
Except as set forth in Section 4.11(a) of the Company Disclosure Schedule, each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with all applicable laws including, but not limited to ERISA, and the Internal Revenue Code of 1986, as amended (the "Code"), to the extent applicable thereto. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Company Benefit Plan or the imposition of any lien on the assets of the Company or any of its Subsidiaries. No prohibited transaction has occurred with respect to any Company Benefit Plan. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and no event has occurred that could reasonably be expected to adversely affect the qualified status of such Company Benefit Plan. Except as set forth in Section 4.11(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Except as set forth in Section 4.11(a) of the Company Disclosure Schedule, there are no pending, nor has the Company or any of its Subsidiaries received notice of any threatened, claims against or otherwise involving any of the Company Benefit Plans. No Company Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and, no such audit or investigation is pending or threatened. All material contributions or other payments required to be made as of the date of this Agreement to or pursuant to the Company Benefit Plans have been made or accrued for in the Financial Statements. Neither the Company nor any Subsidiary, nor any ERISA Affiliate (as defined herein) of the Company or any Subsidiary, has at any time contributed to, or been required to contribute to, any "pension plan" (as defined in Section 3(2) of ERISA) that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, including, without limitation, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Neither the Company nor any Subsidiary, nor any ERISA Affiliate of the Company or any Subsidiary, has any liability as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and Section 4980B of the Code ERISA, which liability has not been satisfied in full. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

         (b) Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer or director of the Company or any Subsidiary, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchaser to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by the Company, any of its Subsidiaries, the Purchaser or any of their respective affiliates with respect to any employee, officer or director of the Company or its Subsidiaries will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code, and no amount of any such payment or benefit will fail to be deductible by the Company by reason of Section 162(m) of the Code.

         (c) Except as set forth in Section 4.11(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) maintains or contributes to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee upon his or her retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by
Section 4980B of the Code. All amounts of deferred compensation benefits under any Company Benefit Plan have been properly accrued on the financial statements of the Company and its Subsidiaries.

         (d) With respect to each Company Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, except as set forth in Section 4.11(d) of the Company Disclosure Schedule, all material claims incurred (including claims incurred but not reported) by employees thereunder for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; or (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims. Each such Company Benefit Plan complies with all requirements for exclusion from the gross income of participants pursuant to Sections 104 and 105 of the Code. No Company Benefit Plan or trust associated with a Company Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

         (e) No Company Benefit Plan is (i) maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens with respect to the United States, or (ii) subject to the laws of any jurisdiction outside the United States.

         (f) All liabilities of the Company and its Subsidiaries under nonqualified deferred compensation plans have been accrued on the Financial Statements and the total fair market value of the assets of the related grantor trusts available to pay such liabilities are at least equal to the aggregate amount of such liabilities. With respect to each former employee of the Company and its Subsidiaries, Section 4.11(f) of the Company Disclosure Schedule sets forth all amounts and benefits that are owed to such former employee by the Company and its Subsidiaries pursuant to any employment, severance, consulting, or other individual agreement.

         SECTION 4.12. Environmental Laws and Regulations.

         (a) Except as set forth in Section 4.12(a)(i) of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or emissions, discharges, releases, disposal, or handling of any pollutants or toxic or hazardous substances, wastes or materials (including, without limitation, petroleum, and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon or lead or lead-based paints or materials (collectively, "Environmental Laws"), except for non-compliance that, individually or in the aggregate, would not have a Company Material Adverse Effect, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its Subsidiaries has received notice of, or is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") including, without limitation, relating to any subcontractor of the Company or for the business, or relating in any way to any prior facilities, locations, or business of the Company or any of its Subsidiaries; and (iii) to the best knowledge of the Company, there are no circumstances that are reasonably likely to result in any liability under any Environmental Law, prevent or interfere with any such compliance thereunder in the future, including, without limitation, relating to any subcontractor of the Company or for the business, or relating in any way to any prior facilities, locations or business of the Company or any of its Subsidiaries. There are no permits or other governmental authorizations held by the Company or required for the Company's business that are required to be transferred or reissued, or that are otherwise prohibited from being transferred or reissued, pursuant to any Environmental Laws as a result of the transactions contemplated hereby. The Company has provided to the Purchaser all environmental assessments, reports, data, results of investigations, or compliance or other environmental audits conducted by or for the Company, or otherwise relating to the Company's or any Subsidiary's business or properties (owned, leased or operated). There are no matters identified in any such materials which individually or in the aggregate, could have a Company Material Adverse Effect.

         (b) Except as set forth in Section 4.12(b) of the Company Disclosure Schedule, there are no Environmental Claims which individually or in the aggregate would have a Company Material Adverse Effect that are pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the best knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law including, without limitation, relating to any subcontractor of the Company or for the business, or relating in any way to any prior facilities, locations or business of the Company or any of its Subsidiaries.

         SECTION 4.13. Rights Agreement. The Company has taken all necessary action so that none of the execution of this Agreement, the making of the Offer, the acquisition of Common Shares pursuant to the Offer or the consummation of the Merger will (i) cause the Rights to become exercisable, (ii) cause the Purchaser or any of its affiliates to become an Acquiring Person (as such term is defined in the Rights Agreement) or (iii) give rise to a Distribution Date or a Triggering Event (each as defined in the Rights Agreement). The Company has furnished to the Purchaser true and complete copies of all amendments to the Rights Agreement that fulfill the requirements of this Section 4.13 and such amendments are in full force and effect.

         SECTION 4.14. Brokers. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to the Purchaser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The fees to which the Financial Advisor shall be entitled to in connection with the transactions contemplated hereby shall be $2,300,000, of which $400,000 has already been paid to the Financial Advisor prior to the date hereof. Except as set forth in Section 4.14 of the Company Disclosure Schedule no material legal, accounting, consulting or other fees and expenses are payable by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement or relating to any transaction contemplated or proposed by Fremont or Golden Cycle involving the Company or any of its Subsidiaries.

         SECTION 4.15. Absence of Certain Changes. Except as set forth in
Section 4.15 of the Company Disclosure Schedule, since January 31, 1998, the Company and each of its Subsidiaries have conducted its businesses only in the ordinary course of business and consistent with past practice and (i) there has not been any Company Material Adverse Effect and (ii) the Company has not taken any of the actions set forth in paragraphs (a) through (m) of Section 6.1.

         SECTION 4.16. Taxes.

         (a) Each of the Company and its Subsidiaries have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed all Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time. All such Tax Returns and amendments thereto are or will be true, complete and correct in all respects. The most recent financial statements contained in the Company SEC Documents provide an adequate accrual for the payment of Taxes for the periods covered by such reports.

         (b) Each of the Company and its Subsidiaries have paid (or have had paid on their behalf), or, where payment is not yet due, have established an adequate accrual on the books and records of the Company and its Subsidiaries for the payment of, all Taxes due with respect to any period (or portion thereof) ending on or prior to the date of the Merger.

         (c) Except as set forth in Section 4.16(c) of the Company Disclosure Schedule, no audit by a Tax authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or its Subsidiaries. No issue has been raised by a Tax authority in any audit of the Company or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a proposed deficiency for any period not so audited. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or its Subsidiaries. There are no Liens for Taxes upon the assets of the Company or its Subsidiaries, except Liens for current Taxes not yet due for which adequate reserves have been established in accordance with GAAP. The federal income Tax Returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the IRS for all years through 1994. The Company has made available to Parent true and complete copies of all federal, state, local and foreign income Tax Returns, and state and local property and sales Tax Returns and any other Tax Returns filed by the Company or any of its Subsidiaries for any of the taxable periods that remains open, as of the date hereof, for examination or assessment of Tax.

         (d) Neither the Company nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of any Taxes or have executed powers of attorney with respect to any Tax matters, which will be outstanding as of the Effective Time.

         (e) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any Tax sharing, Tax indemnity, cost sharing, or similar agreement or policy relating to Taxes.

         (f) None of the Company or any of its Subsidiaries has made an election under Section 341(f) of the Code.

         (g) Neither the Company nor any Subsidiary has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law).

         (h) The net operating loss carryforwards ("NOLs") of Tom's Motorcycle Products GmbH as of December 31, 1997 equal the amounts set forth on Section 4.16(h) of the Company Disclosure Schedule, and, except for limitations that may apply by reason of the Merger, such NOLs are not subject to limitation.

         (i) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, license, payroll, withholding, export, import, customs, capital stock and franchise taxes or duties, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information or document required to be supplied to a Tax authority in connection with Taxes.

         SECTION 4.17. Intellectual Property.

         (a) The Company owns or has the right to use all intellectual property rights used in the conduct of its business, including, without limitation, all patents and patent applications, trademarks, trademark registrations and applications, copyrights and copyright registrations and applications, computer programs, technology, know-how, trade secrets, proprietary processes and formulae (collectively, the "Intellectual Property"), free and clear of all Liens. The Company or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for all applications, registrations or patents included in the Intellectual Property, and all of the foregoing are listed on Section 4.17(a) of the Disclosure Schedule and are validly subsisting.

         (b) Section 4.17(b) of the Disclosure Schedule sets forth a list of all license agreements under which the Company or any of its Subsidiaries has granted or received the right to use any Intellectual Property, and the Company is not in default under any such license.

         (c) Except as set forth in Section 4.17(c) of the Disclosure Schedule, no person has a right to receive a royalty or similar payment in respect of any item of Intellectual Property pursuant to any contractual arrangements entered into by the Company or otherwise. No former or present employees, officers or directors of the Company hold any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

         (d) No trade secret, know-how or any other confidential information relating to the Company has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that fully protects the Company's proprietary interest in and to such confidential information.

         (e) The Company has taken or caused to be taken all reasonable steps to obtain and retain valid and enforceable rights in all Intellectual Property owned thereby, including, but not limited to, the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. The conduct of the business of the Company does not violate or infringe upon any intellectual property right of any third party, and, except as set forth in Section 4.17(e) of the Company Disclosure Schedule, there is no pending or threatened opposition, interference, re-examination, cancellation, claim of invalidity or other legal or governmental proceeding in any jurisdiction involving any of the Intellectual Property. There are no claims or suits pending or, to the best knowledge of the Company, threatened, and the Company has received no notice of any claim or suit (i) alleging that the conduct of the Company's business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property. To the best knowledge of the Company, no Intellectual Property of the Company is being violated or infringed upon by any third party. Except as set forth in Section 4.17(e) of the Disclosure Schedule, there are no settlements, consents, judgments, orders or other agreements which restrict the Company's rights to use any Intellectual Property.

         SECTION 4.18. Labor Matters.

         (a) (i) There is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company, and, during the past five years from the date of this Agreement there has not been any such action, (ii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (iii) none of the employees of the Company is represented by any labor organization and the Company does not have any knowledge of any union organizing activities among the employees of the Company within the past five years, (iv) there are no written personnel policies, rules or procedures applicable to employees of the Company, other than those set forth on Section 4.18(a) of the Company Disclosure Schedule, true and correct copies of which have heretofore been delivered to the Purchaser, (v) the Company is, and has at all times been, in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable laws, except for such non-compliance which has not had and would not reasonably be expected to have a Company Material Adverse Effect, (vi) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no material pending grievance arising out of any collective bargaining agreement or other grievance procedure, (viii) to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (ix) the Company has not received notice of the intent of any federal, state, local or foreign Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in progress, and (x) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing alleging breach by the Company or its Subsidiaries of any express or implied contract or employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, which, if determined adversely to the Company, could reasonably be expected to have a Company Material Adverse Effect.

         (b) Except as set forth in Section 4.18(b) of the Company Disclosure Schedule, since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), (i) the Company has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, (ii) there has not occurred a "mass layoff" (as defined in the WARN
Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation, and

(iii) none of the Company's employees has suffered an "employment loss" (as defined in the WARN Act) during the six-month period prior to the date of this Agreement.

         SECTION 4.19. Opinions of Financial Advisors. The Financial Advisor has delivered its written opinion, dated the date of this Agreement, to the Company Board to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of Common Shares (other than the Purchaser and its affiliates) is fair from a financial point of view to such holders, and such opinion has not been withdrawn or modified prior to consummation of the Offer or prior to the Effective Time, a copy of which opinion has been delivered to the Purchaser.

         SECTION 4.20. Real Property and Lease.

         (a) Section 4.20(a) of the Company Disclosure Schedule sets forth a complete list of all real property owned by the Company or its Subsidiaries (the "Real Property"). Except as set forth in Section 4.20(a) of the Company Disclosure Schedule, the Company or its Subsidiaries has good and marketable title to the Real Property, free and clear of all Liens. Copies of (i) all deeds, title insurance policies and surveys of the Real Property and (ii) all documents evidencing all material Liens upon the Real Property have been furnished to the Purchaser. Except for the matters disclosed in Section 4.20 of the Company Disclosure Schedule, there are no proceedings, claims, disputes or, to the Company's knowledge, conditions affecting any Real Property that might curtail or interfere with the use of such property, nor is an action of eminent domain pending or to the knowledge of the Company threatened for all or any portion of the Real Property. Except as disclosed in Section 4.20(a) of the Company Disclosure Schedule, the Company is not a party to any lease, assignment or similar arrangement under which the Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

         (b) The Company has not during the preceding 12 months received any notice of or other writing referring to any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property. The plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Real Property are in good working order and working condition, so as to be adequate for the operation of the business of the Company as heretofore conducted, and the roof, basement and foundation walls of all buildings on the Real Property are free of leaks and other material defects, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect.

         (c) Each of the Company and its Subsidiaries has obtained all appropriate licenses, permits, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated, except for such licenses, permits or rights of way the failure of which to have obtained does not have, individually or in the aggregate, a Company Material Adverse Effect.

         (d) The Company has not received notification that the Company or any of its Subsidiaries is in violation in any material respect of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of the Real Property or structures or their operations thereon and, to the Company's knowledge, no such violation exists.

         SECTION 4.21. Material Contracts.

         (a) Except for contracts filed as exhibits to the Company's Annual Report on Form 10-K for the year ended January 31, 1998, Section 4.21(a) of the Company Disclosure Schedule sets forth each of the following contracts and agreements (including, without limitation, oral arrangements to the extent legally binding) of the Company and each of its Subsidiaries (such contracts and agreements, together with all contracts and agreements set forth in Section 4.17(b) of the Company Disclosure Schedule, "Material Contracts"):

              (i) each contract, agreement and other arrangement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company and each of its Subsidiaries or otherwise related to the businesses of the Company and each of its Subsidiaries under the terms of which the Company or any of its Subsidiaries: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1998 or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

              (ii) each contract, agreement and other arrangement for the sale of inventory or other personal property or for the furnishing of services by the Company or any of its Subsidiaries which: (A) is likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1998 or (B) is likely to involve consideration of more than $100,000 in the aggregate over the remaining term of the contract;

              (iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts, and agreements to which the Company or any of its Subsidiaries is a party;

              (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any of its Subsidiaries is a party and which are not cancellable without penalty or further payment in excess of $50,000 and without more than 30 days' notice;

              (v) all contracts and agreements relating to Indebtedness of the Company or any of its Subsidiaries or to any direct or indirect guaranty by the Company or any of its Subsidiaries of Indebtedness of any other person;

              (vi) all contracts, agreements, commitments, written understandings or other arrangements with any Governmental Entity to which the Company or any of its Subsidiaries is a party (other than arrangements entered into in the ordinary course of business with hospitals or other medical facilities owned or operated by any such Governmental Entity);

              (vii) all contracts and agreements that limit or purport to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any geographic area or during any period of time;

              (viii) all employment, compensation, termination or severance agreements or other obligations to which the Company or any of its Subsidiaries is a party; and

              (ix) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and its Subsidiaries, taken as a whole, or the conduct of the business of the Company and its Subsidiaries, taken as a whole, or the absence of which would, in the aggregate, have a Company Material Adverse Effect.

         (b) Each Material Contract: (i) is legal, valid and binding on the Company or its respective Subsidiary party thereto and, to the knowledge of the Company, the other parties thereto, and is in full force and effect and (ii) upon consummation of the Offer and/or the Merger, except to the extent that any consents set forth in Section 4.6 of the Company Disclosure Schedule are not obtained or notice is not given, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence. Neither the Company nor any of its Subsidiaries is in breach of, or default under, any Material Contract.

         (c) No other party to any Material Contract is, to the knowledge of the Company, in material breach thereof or default thereunder.

         (d) There is no contract, agreement or other arrangement granting any person any preferential right to purchase any of the properties or assets of the Company or any of its Subsidiaries.

         SECTION 4.22. Certain Business Practices. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official, or party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner related to the business or operations of the Company or any of its Subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Company or any of its Subsidiaries or any officer, director, partner, employee or agent of any such customer or supplier for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of the Company and its Subsidiaries.

         SECTION 4.23. Product Liability.

         (a) Except as set forth in Section 4.23(a) of the Company Disclosure Schedule, there are not presently pending, or, to the knowledge of the Company, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company and its Subsidiaries. Within the last five years, none of the Company or its insurers has made any payment to or settlement with any third party relating, or with respect to, any of the foregoing in excess of $300,000.

         (b) All products are sold or licensed by the Company and its Subsidiaries pursuant to their respective disclaimer of warranties, express or implied of merchantability and fitness for a particular purpose.

         (c) Section 4.23(c) of the Company Disclosure Schedule sets forth a true and complete list of (i) all products manufactured, marketed or sold by the Company or any of its Subsidiaries that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past four years and (ii) all proceedings (whether completed or pending) at any time during the past three years seeking the recall, withdrawal, suspension or seizure of any product sold by the Company or any of its Subsidiaries.

         SECTION 4.24. Suppliers and Customers. Since January 1, 1998, no material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has canceled or otherwise modified (in a manner materially adverse to the Company) its relationship with the Company or its Subsidiaries and, to the Company's knowledge, (i) no such person has notified the Company of its intention to do so, and (ii) the consummation of the transactions contemplated hereby will not adversely affect any of such relationships.

         SECTION 4.25. Accounts Receivable; Inventory.

         (a) Subject to any reserves set forth in the consolidated balance sheet of the Company included in the Company's Annual Report on Form 10-K for the year ended January 31, 1998 as filed with the SEC prior to the date of this Agreement (the "Company Balance Sheet"), the accounts receivable shown in the Company Balance Sheet arose in the ordinary course of business, were not, as of the date of the Company Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim, and represented, as of the date of the Company Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet is believed by the Company as of the date of this Agreement to be sufficient to provide for any losses which may be sustained or realization of the accounts receivable shown in the Company Balance Sheet.

         (b) As of the date of the Company Balance Sheet, the inventories shown on the Company Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Company Balance Sheet in accordance with GAAP, applied on a basis consistent with the Company's past practices, and provision has been made or reserves have been established on the Company Balance Sheet, in each case, in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

         SECTION 4.26. Insurance. Section 4.26 of the Company Disclosure Schedule lists the Company's material insurance policies. There is no material claim pending under any of the Company's or any of its Subsidiary's policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policies.

         SECTION 4.27. Title and Condition of Properties. Except as set forth in
Section 4.27 of the Company Disclosure Schedule, the Company and its Subsidiaries own good and marketable title, free and clear of all Liens, to all of the personal property and assets shown on the Company Balance Sheet or acquired after January 31, 1998, except for (i) assets which have been disposed of to nonaffiliated third parties since January 31, 1998 in the ordinary course of business consistent with past practice, (ii) Liens reflected in the Company Balance Sheet, (iii) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (iv) Liens for current Taxes not yet due and payable. The properties and assets, including the equipment, supplies and other consumables, owned, leased or used by the Company and its Subsidiaries in the operation of their respective business are in good operating condition and repair, ordinary wear and tear excepted, are reasonably suitable for the purposes for which they are used, are reasonably adequate and sufficient for the Company's and its Subsidiaries' current operations and are directly related to the business of the Company and its Subsidiaries.

         SECTION 4.28. Information in Financing Documents. None of the information supplied or to be supplied by the Company for the purpose of inclusion or incorporation by reference in any syndication and other materials to be delivered to potential financing sources in connection with the transactions contemplated hereby (the "Financing Documents") will, at the date delivered, contain any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.29. Section 2115. The Company is not subject to the provisions of Section 2115 of the General Corporation Law of the State of California, as amended.

         SECTION 4.30. Affiliated Transactions. Neither the Company nor any of its Subsidiaries nor any of their respective officers, directors, employees or affiliates (nor any individual related by blood, marriage or adoption to any such individual) is a party to any agreement, contract, commitment, transaction or understanding with or binding upon the Company or any of its Subsidiaries or any of their respective assets or has engaged in any transaction with any of the foregoing within the last 12 months, except for customary payments to employees, officers or directors in the ordinary course of business consistent with past practice for services rendered in their capacity as employees, officers or directors.

         SECTION 4.31. Full Disclosure. No representation or warranty by the Company in this Agreement and no statement by the Company in any document referred to herein (including the Schedules hereto) contains, as of the date hereof, or will contain, as of the date given or delivered, any untrue statements of a material fact or omits to state any material fact necessary, in order to make the statement made herein or therein, in light of the circumstances under which they were made, not misleading

         SECTION 4.32. Year 2000. All Information Systems and Equipment are in all material respects either Year 2000 Compliant or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed in all material respects by January 1, 1999. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Company Material Adverse Effect.

         Year 2000 Compliant means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise materially impair the accuracy or functionality of Information Systems and Equipment.

         Information Systems and Equipment means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Company or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Company's or any of its Subsidiaries' conduct of their business.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

         Parent and the Purchaser represent and warrant to the Company as follows:

         SECTION 5.1. Organization. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not in the aggregate have a Purchaser Material Adverse Effect (as defined below) on the Purchaser or Parent. When used in connection with the Purchaser or Parent, the term "Purchaser Material Adverse Effect" means any change or effect that is materially adverse to the ability of each of Parent to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

         SECTION 5.2. Authority Relative to This Agreement. Each of Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Parent and the Purchaser, and no other corporate proceedings on the part of each of Parent and the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and, assuming due and valid authorization, execution and delivery by the Company, constitutes a valid, legal and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 5.3. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and the filing and recordation of a certificate of merger as required by the GCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by each of Parent and the Purchaser of this Agreement or the consummation by each of Parent and the Purchaser of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Purchaser Material Adverse Effect.

Neither the execution, delivery and performance of this Agreement by each of Parent and the Purchaser nor the consummation by each of Parent and the Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or By-Laws (or similar governing documents) of Parent, the Purchaser or any of their respective Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, the Purchaser or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, the Purchaser or any of their respective Subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

         SECTION 5.4. Proxy Statement; Schedule 14D-9. None of the information supplied by Parent or the Purchaser in writing for inclusion in the Proxy Statement or the Schedule 14D-9 will, at the respective times that the Proxy Statement and the Schedule 14D-9 are filed with the SEC and are first published or sent or given to holders of Common Shares, and in the case of the Proxy Statement, at the time that it or any amendment or supplement thereto is mailed to the Company's stockholders, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.5. Financing. The Purchaser has or will have sufficient funds available to purchase all of the Common Shares outstanding on a fully diluted basis. The Purchaser has delivered to the Company true and correct copies of commitment letters (the "Financing Letters"), which letters have not been modified or withdrawn.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1. Conduct of Business of the Company. Except (i) as expressly contemplated by this Agreement, (ii) as agreed in writing by the Purchaser, or (iii) for the consummation of the financing of the transactions contemplated hereby pursuant to and in accordance with the terms of the Financing Documents, during the period from the date hereof to the time persons designated or elected by the Purchaser or any of its respective affiliates shall constitute a majority of the Company Board, neither the Company nor any of its Subsidiaries will conduct its operations otherwise than in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the time persons designated or elected by the Purchaser or any of the respective affiliates shall constitute a majority of the Board, the Company will not, nor will it permit its Subsidiaries, without the prior written consent of the Purchaser, to:

         (a) amend or propose to amend its Certificate of Incorporation or By-Laws or the Rights Agreement;

         (b) (i) issue, reissue or sell, or authorize the issuance, reissuance or sale of (A) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of Common Shares (and the related Rights), in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise or conversion of Options outstanding on the date hereof, or (B) any other securities in respect of, in lieu of, or in substitution for, Common Shares or any other capital stock of any class outstanding on the date hereof or (ii) make any other changes in its capital structure;

         (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries;

         (d) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice and in amounts not material to the Company and its Subsidiaries taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to the Company and its Subsidiaries, taken as a whole, and except for obligations of wholly owned Subsidiaries of the Company to the Company or to other wholly owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance) or make any change in its existing borrowing or lending arrangements for or on behalf of any such person, whether pursuant to an employee benefit plan or otherwise; (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

         (e) adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company or any of its Subsidiaries;

         (f) increase in any manner the compensation or fringe benefits payable or to become payable of any director, officer or, employee, except, in the case of employees, only for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, or pay or award any benefit not required by any existing plan or arrangement to any officer, director or employee (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units pursuant to the Stock Plans or otherwise), or grant any severance or termination pay to any officer, director or other employee of the Company or any of its Subsidiaries (other than as required by existing agreements or policies in Section 6.01 of the Company Disclosure Schedule), or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries or establish, adopt, enter into, amend, or waive any performance or vesting criteria under any plan for the benefit or welfare of any current or former directors, officers or employees of the Company or its Subsidiaries or their beneficiaries or dependents (any of the foregoing being an "Employee Benefit Arrangement"), except, in each case, to the extent required by applicable law or regulation;

         (g) acquire, sell, transfer, lease, encumber or dispose of any assets outside the ordinary course of business consistent with past practice or any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole;

         (h) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

         (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

         (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

         (k) make any Tax election (unless required by law), settle or compromise any Tax liability of the Company or any of its Subsidiaries or any pending or threatened suit, action or claim relating to any potential or actual Tax liability of the Company or any of its Subsidiaries, change any method of accounting for Tax purposes or file (other than in a manner consistent with past practice) any Tax Return;

         (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

         (m) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to the Purchaser except in the ordinary course of business and consistent with past practice unless the Company shall have obtained a comparable replacement policy;

         (n) settle or compromise any pending or threatened suit, action or claim (i) relating to the transactions contemplated hereby, (ii) involving Fremont Acquisition Company III, LLC and/or any of its affiliates ("Fremont") and the Company and/or any of its affiliates, (iii) involving Golden Cycle, LLC and/or any of its affiliates ("Golden Cycle") and the Company and/or any of its affiliates, or (iv) any other pending or threatened material suit, action or claim other than in the ordinary course of business;

         (o) enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act;

         (p) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(o) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made or would result in any of the Tender Offer Conditions not being satisfied.

         SECTION 6.2. Acquisition Proposals. The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its Subsidiaries or any recapitalization, business combination or similar transaction with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate, facilitate or encourage the submission of any proposal or offer from any Person (as defined below) relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any of its Subsidiaries or any recapitalization, business combination or similar transaction (an "Acquisition Transaction") with the Company or any of its Subsidiaries (any communication with respect to an Acquisition Transaction being an "Acquisition Proposal") or participate in any negotiations regarding, or furnish or disclose to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek any of the foregoing or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated hereby this Agreement; provided, however, that the Company may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a bona fide written Acquisition Proposal which was not solicited or encouraged after the date of this Agreement if the Company Board by majority vote determines in good faith (i) after consultation with and receipt of advice from its outside legal counsel, that failing to take such action is reasonably determined to constitute a breach of the fiduciary duties of the Company Board under applicable law, (ii) after consultation with and receipt of written advice from the Financial Advisor or another nationally recognized investment banking firm, that such proposal is more favorable to the Company's stockholders from a financial point of view than the transactions contemplated hereby (including any adjustment to the terms and conditions proposed by the Purchaser in response to such Acquisition Proposal), (iii) that sufficient commitments have been obtained with respect to such Acquisition Proposal that the Company Board reasonably expects a transaction pursuant to such Acquisition Proposal could be consummated and (iv) that such Acquisition Proposal is not subject to any regulatory approvals that could reasonably be expected to prevent or materially delay consummation. As a precondition to furnishing nonpublic Company information to any party that makes an Acquisition Proposal, the Company will enter into a confidentiality agreement with such party, which confidentiality agreement shall have terms and conditions that will be no less favorable to the Company than the terms and provisions contained in that certain Confidentiality Agreement by and between Stonington Partners, Inc. and the Company dated April 24, 1998. From and after the execution of this Agreement, the Company shall promptly advise the Purchaser of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Acquisition Proposal (including the material terms thereof and the identity of the other party or parties involved) and furnish to the Purchaser within 48 hours of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal. The Company shall promptly provide to the Purchaser any material non-public information regarding the Company provided to any other party, which information was not previously provided to the Purchaser. In addition, the Company shall promptly advise the Purchaser, in writing, if the Company Board shall make any determination as to any Acquisition Proposal as contemplated by the proviso to the first sentence of this Section 6.2. The Company agrees that it shall keep the Purchaser informed, on a current basis, of the status of and developments relating to any Acquisition Proposal, including the results of any substantive discussions or negotiations. Notwithstanding the foregoing, the Company shall be permitted to take such actions as may be required to comply with Rule 14e-2 of the Exchange Act. "Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

         SECTION 6.3. Access to Information.

         (a) Between the date hereof and the consummation of the Offer and/or Effective Time, as the case may be, the Company will give the Purchaser and its authorized representatives and Persons providing or committed to provide the Purchaser with financing for the transactions contemplated hereby and their representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and properties and to all books and records of the Company and its Subsidiaries, will permit the Purchaser to make such inspections (including any physical inspections or soil or groundwater investigations) as Purchaser reasonably request and will cause the Company's officers and those of its Subsidiaries to furnish the Purchaser with such financial and operating data and other information with respect to the business and properties of the Company and any of its Subsidiaries as the Purchaser may from time to time reasonably request, provided that, in each case, such access will be subject to the continuing obligations of the parties under the Confidentiality Agreement by and between Stonington Partners, Inc. and the Company dated April 24, 1998, which agreement shall survive until termination pursuant to the terms thereof. The Company shall furnish promptly to Parent and the Purchaser a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal or state or foreign securities laws.

         (b) Prior to the consummation of the Offer, the Company and its accountants, counsel, agents and other representatives shall cooperate with the Purchaser by providing information about the Company which is necessary for the Purchaser and its accountants, agents, counsel and other representatives to prepare the Financing Documents and such other documents and other reasonable requests with respect to such documents. Notwithstanding anything in this Agreement to the contrary, the Purchaser may disclose, or cause its representatives to disclose, and at the request of the Purchaser, the Company shall disclose information concerning the Company and its Subsidiaries, and their respective businesses, assets and properties, and the transactions contemplated hereby, in the Financing Documents and to prospective financing sources in connection with the transactions contemplated hereby.

         SECTION 6.4. Additional Agreements; Reasonable Efforts.

         (a) Upon the terms and subject to the conditions of this Agreement, the Purchaser and the Company agree to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective the transactions contemplated hereby as promptly as practicable including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (ii) the preparation of any Financing Documents requested by the Purchaser and (iii) the satisfaction of the other parties' conditions to the consummation of the Offer or the Merger. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to the consummation of the Offer or the Merger.

         (b) Each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated hereby. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers of Company Permits are required as a result of execution of this Agreement or consummation of the transactions contemplated hereby, the Company shall use its best efforts to effect such transfers.

         (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Purchaser to (i) enter into any agreement with any Governmental Entity or to consent to any order, decree or judgment requiring the Purchaser to hold separate or divest, or to restrict the dominion or control of the Purchaser or any of its affiliates over, any of the assets, properties of businesses of the Purchaser, its affiliates or the Company, in each case, as in existence on the date hereof, or (ii) defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the transactions contemplated hereby.

         (d) The Company agrees to use its reasonable best efforts to assist the Purchaser in connection with structuring or obtaining any financing in connection with consummation of the transactions contemplated hereby, and the Purchaser shall use its reasonable best efforts to obtain such financing.

         SECTION 6.5. Consents. The Purchaser and the Company each will use all reasonable efforts to obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated hereby.

         SECTION 6.6. Public Announcements. The Purchaser and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including, without limitation, the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or The Nasdaq Stock Market, as determined by the Purchaser or the Company, as the case may be.

         SECTION 6.7. Indemnification.

         (a) The Purchaser agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company and its Subsidiaries as provided in their respective Certificates of Incorporation or By-Laws or otherwise in effect as of the date hereof with respect to matters occurring prior to the consummation of the last to occur of any of the transactions contemplated hereby shall survive such consummation and shall continue in full force and effect. To the maximum extent permitted by the GCL, such indemnification shall be mandatory rather than permissive, and the Company or the Surviving Corporation, as the case may be, shall advance expenses in connection with such indemnification.

         (b) The Purchaser shall cause the Company or the Surviving Corporation, as the case may be, to maintain in effect for not less than six (6) years from the consummation of the last to occur of any of the transactions contemplated hereby, the policies of the directors' and officers' liability and fiduciary insurance most recently maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the consummation of the last to occur of any of the Transactions contemplated hereby to the extent available, provided that in no event shall the Company or the Surviving Corporation, as the case may be, be required to expend more than an amount per year equal to 150% of the current annual premiums paid by the Company (the "Premium Amount") to maintain or procure insurance coverage pursuant hereto, and provided, further, that, if the Surviving Corporation is unable to obtain the insurance called for by this Section 6.7(b), the Surviving Corporation will obtain as much comparable insurance as is available for the Premium Amount per year.

         (c) The Company agrees to indemnify and hold harmless the Purchaser and its affiliates (as defined in the Securities Act), successors, assigns, and the agents (including, without limitation, financing sources and their affiliates) and employees of any of them (collectively, the "Purchaser Indemnified Parties") from and against any and all costs, expenses, losses, damages and liabilities (including, without limitation, reasonable attorneys' fees and expenses) suffered by any of the Purchaser Indemnified Parties (other than with respect to (i) a claim arising directly from the gross negligence or willful misconduct of a Purchaser Indemnified Party or (ii) a claim of breach by the Purchaser of this Agreement or any confidentiality with the Company to which the Purchaser is a party) to the extent resulting from, arising out of, or incurred with respect to, any litigation, legal action, arbitration proceeding, material demand, material claim or investigation against any of the Purchaser Indemnified Parties in connection with the Purchaser's proposal to acquire Common Shares as set forth in this Agreement, or in connection with any Acquisition Proposal relating to the Purchaser or any circumstances related thereto.

         SECTION 6.8. Financial Statements. The Company shall promptly prepare at the end of each month and promptly deliver to the Purchaser upon completion the balance sheet, income statement and statement of cash flows prepared in accordance with GAAP of the Company for each month ended between the date of this Agreement and the consummation of the Offer or the Effective Time, as the case may be. The Company shall promptly prepare all reasonably requested financial statements required to be included in the Financing Documents.

         SECTION 6.9. Employee Benefit Arrangements. The Company will not take any action which could prevent or impede the termination of the Stock Plans and any other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary of the Company in each case effective prior to the Effective Time. The Company will take all necessary action to (i) ensure that none of Parent, the Company or any of their respective Subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Parent or its affiliates, to own any capital stock of the Surviving Corporation or any of its subsidiaries or to receive any payment in respect thereof as of the Effective Time and (ii) obtain all necessary consents so that after the Effective Time, holders of Options will have no rights other than the rights of the holders of Options to receive the Cash Payment, if any, in cancellation and settlement thereof.

         SECTION 6.10. Notification of Certain Matters. The Purchaser and the Company shall promptly notify each other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of the Company or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Parent and the Purchaser shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby by this Agreement.

         SECTION 6.11. Rights Agreement. Except as contemplated hereby, the Company covenants and agrees that it will not (i) redeem the Rights, (ii) amend the Rights Agreement or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than Parent or the Purchaser to acquire beneficial ownership of 15% or more of the Common Shares without causing a Distribution Date or a Triggering Event (as such terms are defined in the Rights Agreement) to occur.

         SECTION 6.12. State Takeover Laws. The Company shall, upon the request of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated hereby by this Agreement, including the Offer and the Merger, of any state takeover law.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.1. Conditions. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

         (a) Stockholder Approval. The stockholders of the Company shall have duly approved the transactions contemplated hereby by this Agreement by the requisite vote.

         (b) Purchase of Common Shares. The Purchaser shall have accepted for payment and paid for Common Shares pursuant to the Offer in accordance with the terms hereof.

         (c) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity, and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or has the effect of making the purchase of Common Shares illegal.

         (d) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or terminated.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENTS; WAIVER

         SECTION 8.1. Termination. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Effective Time notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company (with any termination by Parent also being an effective termination by the Purchaser):

         (a) by mutual written consent duly authorized by the Company (by action of the Company Board) and the Parent;

         (b) by Parent or the Company if (i) any court or other Governmental Entity of competent jurisdiction shall have issued a final order, decree or ruling (which order, decree or ruling the parties hereto shall use their best efforts to lift) or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; or (ii) the Effective Time shall not have occurred on or before the date which is six months from the date hereof; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (c) by Parent upon an occurrence or circumstance which would result in a failure to satisfy any of the Tender Offer Conditions, the Purchaser shall have (i) failed to commence the Offer within the time period prescribed in
Section 1.1(a), (ii) terminated the Offer without having accepted any Common Shares for payment thereunder, or (iii) failed to pay for Common Shares pursuant to the Offer by the date which is four months from the date hereof, unless, in each case, such failure to commence the Offer or pay for Common Shares (whether before or after termination of the Offer) shall have been caused by or resulted from a material breach of any of Parent's or the Purchaser's representations, warranties or covenants, which breach cannot be or has not been cured within thirty (30) days following receipt of written notice of such breach;

         (d) by the Company if (i) due to an occurrence or circumstance which would result in a failure to satisfy any of the Tender Offer Conditions, the Purchaser shall have (A) failed to commence the Offer within the time period prescribed in Section 1.1(a), (B) terminated the Offer without having accepted any Common Shares for payment or (C) failed to pay for Common Shares pursuant to the Offer by the date which is four months from the date hereof, unless, in each case, such failure to commence the Offer or pay for Common Shares (whether before or after termination of the Offer) shall have been caused by or resulted from a material breach of any of the Company's representations, warranties or covenants, or (ii) prior to the purchase of Common Shares pursuant to the Offer, a corporation, partnership, person or other entity or group shall have made a bona fide Acquisition Proposal that the Company Board by majority vote in good faith determines (A) after consultation with and receipt of advice from its outside legal counsel, that failing to take such action is reasonably determined to constitute a breach of the fiduciary duties of the Company Board under applicable law, and (B) after consultation with and receipt of written advice from the Financial Advisor or another nationally recognized investment banking firm, that such proposal is more favorable to the Company's stockholders from a financial point of view than the Offer and the Merger (including any adjustment to the terms and conditions proposed by Purchaser in response to such bona fide Acquisition Proposal), provided that such termination under this clause (ii) shall not be effective until payment of the fee required by Section 8.3(a);

         (e) by Parent prior to the purchase of Common Shares pursuant to the Offer, if (i) there shall have been a material breach of any of the Company's representations, warranties or covenants, which breach cannot be or has not been cured within 30 days following receipt of written notice of such breach, (ii) the Company Board shall withdraw, modify, or change (including by amendment of the Schedule 14D-9) its recommendation or approval in respect of this Agreement or the Offer in a manner adverse to Purchaser, or shall have adopted any resolution to effect any of the foregoing, (iii) the Company Board shall have recommended any proposal other than this Agreement in respect of an Acquisition Proposal, (iv) the Company shall have exercised a right with respect to an Acquisition Proposal referenced in Section 6.2 and shall, directly or through its representatives, continue discussions with any third party concerning an Acquisition Proposal for more than 10 business days after the date of receipt of such Acquisition Proposal, (v) an Acquisition Proposal that is publicly disclosed and that contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) shall have been commenced, publicly proposed or communicated to the Company and the Company shall not have rejected such proposal within 10 business days of the earlier to occur of (A) the Company's receipt of such Acquisition Proposal and
(B) the date such Acquisition Proposal first becomes publicly disclosed, (vi) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Purchaser or any of its subsidiaries or affiliates shall have become the beneficial owner of more than 15% of the outstanding Common Shares (either on a primary or a fully diluted basis); provided, however, that this provision shall not apply to any Person that owns more than 15% of the outstanding Common Shares on the date hereof; provided, further, that such Person does not increase its beneficial ownership beyond the number of Shares such Person beneficially owns on the date hereof, or (vii) the Minimum Condition (as defined in Annex I) shall not have been satisfied by the initially scheduled expiration date of the Offer and on or prior to such date an entity or group (other than Purchaser) shall have made and not withdrawn a proposal with respect to an Acquisition Proposal; or

         (f) by the Company if there shall have been a material breach of any of Purchaser's or Parent's representations, warranties or covenants which breach cannot be or has not been cured within 30 days of the receipt of written notice thereof.

         SECTION 8.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 8.2 and Sections 9.3 and 8.3. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 8.3. Fees and Expenses.

         (a) In the event that (i) Parent shall have terminated this Agreement pursuant to Sections 8.1(e)(i), (vi) or (vii) and within twelve (12) months following the date of any such termination the Company shall have entered into a definitive agreement or agreement in principle with respect to an Acquisition Proposal with a third party or an Acquisition Proposal with respect to the Company shall have been consummated; or (ii) the Parent shall have terminated this Agreement pursuant to Sections 8.1(e)(ii), (iii), (iv) or (v); or (iii) the Company desires to terminate this Agreement pursuant to Section 8.1(d)(ii), then the Company shall pay to Parent, (A) within one (1) business day following the execution and delivery of such agreement, in the case of clause (i) of this
Section 8.3(a) or (B) within one (1) business day of such termination, in the case of clause (ii) of this Section 8.3(a), or (C) immediately prior to such termination, in the case of clause (iii) of this Section 8.3(a), a termination fee in cash, of $3,000,000 (the "Termination Fee"), provided, however, that the Company in no event shall be obligated to pay more than one such Termination Fee with respect to all such agreements and occurrences and such termination.

         (b) Upon the termination of this Agreement for any reason prior to the purchase of Common Shares by the Purchaser pursuant to the Offer (other than termination (i) by the Company pursuant to Section 8.1(f) or (ii) by the Parent pursuant to Section 8.1(c) solely as a result of the failure to satisfy the condition set forth in paragraph (h) of Annex I at a time when there is no breach of any of the Company's representations, warranties or obligations set forth herein and all of the other conditions set forth in Annex I are satisfied) the Company shall reimburse Parent, the Purchaser and their respective affiliates (not later than one (1) business day after submission of statements therefore) for all actual documented out-of-pocket fees and expenses, not to exceed $1,000,000, actually and reasonably incurred by any of them or on their behalf in connection with the Offer and the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to financing sources, investment bankers, counsel to any of the foregoing, and accountants). The Purchaser has provided the Company with an estimate of the amount of such fees and expenses and, if the Purchaser shall have submitted a request for reimbursement hereunder, will provide the Company in due course with invoices or other reasonable evidence of such expenses upon request. The Company shall in any event pay the amount requested (not to exceed $1,000,000) within one (1) business day of such request, subject to the Company's right to demand a return of any portion as to which invoices are not received in due course.

         (c) Upon the consummation of the Offer, all costs and expenses incurred by each party hereto in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be paid by the Company or the Company shall promptly reimburse such party, as the case may be.

         (d) Except as specifically provided in this Section 8.3 each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

         SECTION 8.4. Amendment. Subject to applicable law, this Agreement may be amended by action taken by the Company, Parent and the Purchaser at any time before or after approval of the Merger by the stockholders of the Company (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         SECTION 8.5. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the consummation of the last to occur of any of the transactions contemplated hereby.

         SECTION 9.2. Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise; provided, however, that the Purchaser may assign any or all of its rights and obligations under this Agreement to any Subsidiary or affiliate of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 9.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, such provision shall be enforced to the maximum extent permissible in the circumstances, and the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

         SECTION 9.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express, United Parcel Service or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

         (a) If to Parent or the Purchaser:

              GMG Acquisition Corp.
              c/o Stonington Partners, Inc.
              767 Fifth Avenue
              New York, New York  10153
              Attention:  Robert F. End
              Facsimile Number:  212-339-8585

         With a copy, which will not constitute notice, to:

              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, New York  10019
              Attention:  Andrew R. Brownstein, Esq.
              Facsimile Number:  212-403-2223

         (b) If to the Company:

              Global Motorsport Group, Inc.
              16100 Jacqueline Court
              Morgan Hill, CA  95037
              Attention:  James J. Kelly, Jr.
              Facsimile Number:  (408) 778-7001

         With a copy to:

              Gibson, Dunn & Crutcher LLP
              4 Park Plaza
              Irvine, CA  92614
              Attention:  Thomas D. Magill, Esq.
              Facsimile Number:  (949) 475-4648

         SECTION 9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the federal and state courts in the State of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

         SECTION 9.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 6.7 and 8.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                          STONINGTON ACQUISITION CORP.


                          By: /s/ Robert F. End
                             ----------------------------
                             Name: Robert F. End
                             Title: President


                          GMG ACQUISITION CORP.


                          By: /s/ Robert F. End
                             ----------------------------
                             Name: Robert F. End
                             Title: President


                          GLOBAL MOTORSPORT GROUP, INC.


                          By: /s/ Joseph F. Keenan
                             ----------------------------
                             Name: Joseph F. Keenan
                             Title: Chairman

                                     ANNEX I

                             CONDITIONS TO THE OFFER

         THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") TO WHICH THIS ANNEX I IS ATTACHED.

         Notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or pay for, and may delay the acceptance for payment of, or the payment for, any Common Shares, and may terminate or, subject to the terms of the Merger Agreement, amend the Offer, if (i) there shall not be validly tendered and not properly withdrawn prior to the expiration date for the Offer, as it may be extended in accordance with the Offer (the "Expiration Date") that number of Common Shares which represents at least a majority of the total number of outstanding Common Shares on a fully diluted basis on the date of purchase (not taking into account the Rights) (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of the Merger Agreement and prior to the acceptance for payment of Common Shares, any of the following conditions exist:

         (a) there shall be threatened or pending any action, suit or proceeding or any statute, rule, regulation, judgment, order or injunction proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Offer, or any other action shall have been taken, proposed or threatened, by any Governmental Entity or by any court of competent jurisdiction, other than the routine application to the Offer, the Merger or other subsequent business combination of waiting periods under the HSR Act, (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent or the Purchaser and their respective Subsidiaries, in each case taken as a whole, (ii) seeking to make the acceptance for payment of, or the payment for, some or all of the Common Shares illegal or otherwise prohibiting, restricting or significantly delaying consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or seeking to obtain from the Company or the Purchaser any damages that are material in relation to the Company and its Subsidiaries as taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to acquire or hold or to exercise effectively all rights of ownership of the Common Shares, including, without limitation, the right to vote any Common Shares purchased by the Purchaser on all matters properly presented to the stockholders of the Company, or effectively to control in any material respect the business, assets or operations of the Company, its Subsidiaries or the Purchaser or any of their respective affiliates, (iv) seeking to impose circumstances under which the purchase or payment for some or all of the Common Shares pursuant to the Offer and Merger could have a Purchaser Material Adverse Effect, or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect; or

         (b) there shall have occurred any change that constitutes a Company Material Adverse Effect; or

         (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, Inc. or The Nasdaq Stock Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory), by any U.S. governmental authority or agency, likely to materially adversely affect, the extension of credit by banks or other financial institutions, (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, (vi) from the date of the Merger Agreement through the date of termination or expiration of the Offer, a decline of at least 15% in the Standard & Poor' 500 Index, or (vii) in the case of any of the foregoing, existing at the date of the execution of the Merger Agreement, a material acceleration or worsening thereof; or

         (d) any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent or the Purchaser, any of their respective affiliates, or any group of which any of them is a member shall have acquired beneficial ownership of more than 15% of the outstanding Common Shares or shall have entered into a definitive agreement or an agreement in principle with the Company with respect to an Acquisition Transaction involving the Company or any of its Subsidiaries; or

         (e) the Merger Agreement shall have been terminated in accordance with its terms; or

         (f) (i) the Company Board shall have withdrawn, changed or modified (including by amendment of the Schedule 14D-9) in a manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, the Merger Agreement or the Merger or shall have recommended an Acquisition Proposal, or shall have adopted any resolution to effect any of the foregoing, (ii) the Company Board shall have recommended any proposal other than this Agreement in respect of an Acquisition Proposal, (iii) the Company shall have exercised a right with respect to an Acquisition Proposal referenced in Section 6.2 and shall have, directly or through its representatives, continued discussions with any third party concerning an Acquisition Proposal for more than ten (10) business days after the date of receipt of such Acquisition Proposal, or (iv) an Acquisition Proposal that is publicly disclosed and that contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) shall have been commenced, publicly proposed or communicated to the Company and the Company shall not have rejected such proposal within ten (10) business days of the earlier to occur of
         (A) the Company's receipt of such Acquisition Proposal and (B) the date such Acquisition Proposal first becomes publicly disclosed; or

         (g) all consents, permits and approvals of Governmental Entities and other persons set forth in Section 4.6 of the Company Disclosure Schedule and identified with an asterisk shall not have been obtained with no material adverse conditions attached and no material expense imposed on the Company or any of its Subsidiaries; or

         (h) the Purchaser and Parent shall not have obtained the financing set forth in the Financing Letters unless the failure to obtain such financing is due to the Purchaser's or Parent's failure to perform any obligation required thereunder; or

         (i) the Purchaser shall have not entered into satisfactory arrangements with senior management of the Company with respect to their continued employment in the Company; or

         (j) (i) the representations and warranties made by the Company in the Merger Agreement shall not have been true and correct in all material respects when made or shall have ceased to be true and correct in all material respects as of the Expiration Date as if made as of such date, or (ii) as of the Expiration Date the Company shall not in all material respects have performed its material obligations and agreements and complied with its material covenants to be performed and complied with by it under the Merger Agreement.

         The parties acknowledge that the Conditions to the Offer set forth above in this Annex I are for the sole benefit of the Purchaser, that the Company shall not assert failure of, or waive, any such condition without the prior written consent of the Purchaser and that if the Purchaser elects to waive any such condition to the Offer, the Company shall cooperate and comply with such election.


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